AMENDMENT NO. 1

TO THE

AMENDED AND RESTATED MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of August 5, 2020, amends the Amended and Restated Master Investment Advisory Agreement (the “Agreement”), dated July 1, 2020, between AIM International Mutual Funds (Invesco International Mutual Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

W I T N E S S E T H:

WHEREAS, the parties agree to amend the Agreement remove Invesco Global Opportunities Fund;

NOW, THEREFORE, the parties agree that;

1.	Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

“ APPENDIX A

FUNDS AND EFFECTIVE DATES

Name of Fund	Effective Date of Advisory Agreement
Invesco Advantage International Fund	May 24, 2019

Invesco Asia Pacific Growth Fund	November 25, 2003

Invesco European Growth Fund	November 25, 2003

Invesco Global Growth Fund	November 25, 2003

Invesco International Select Equity Fund	December 21, 2015

Invesco International Core Equity Fund	November 25, 2003

Invesco International Growth Fund	November 25, 2003

Invesco MSCI World SRI Index Fund	June 30, 2016

Invesco Oppenheimer Global Focus Fund	May 24, 2019

Invesco Oppenheimer Global Fund	May 24, 2019

Invesco Oppenheimer Global Opportunities Fund	May 24, 2019

Invesco Oppenheimer International Equity Fund	May 24, 2019

Invesco Oppenheimer International Growth Fund	May 24, 2019

Invesco Oppenheimer International Small-Mid Company Fund	May 24, 2019

Invesco Select Opportunities Fund	July 30, 2012

APPENDIX B

COMPENSATION TO THE ADVISOR

The Trust shall pay the Adviser, out of the assets of each Fund, as full compensation for all services rendered, an advisory fee for such Funds as set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Funds for the calendar year computed in the manner used for the determination of the net asset value of shares of such Funds.

Invesco Advantage International Fund

Net Assets	Annual Rate**
First $500 million	0.49%
Next $500 million	0.47%
Next $4 billion	0.44%
Over $ 5 billion	0.42%

Invesco Asia Pacific Growth Fund

Invesco European Growth Fund

Invesco International Select Equity Fund

Invesco International Growth Fund

Net Assets	Annual Rate
First $250 million	0.935%
Next $ 250 million	0.91%
Next $ 500 million	0.885%
Next $1.5 billion	0.86%
Next $2.5 billion	0.835%
Next $2.5 billion	0.81%
Next $2.5 billion	0.785%
Over $10 billion	0.76%

Invesco Global Growth Fund

Invesco Select Opportunities Fund

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.78%
Next $500 million	0.76%
Next $1.5 billion	0.74%
Next $2.5 billion	0.72%
Next $2.5 billion	0.70%
Next $2.5 billion	0.68%
Over $ 10 billion	0.66%

Invesco MSCI World SRI Index Fund

Net Assets	Annual Rate
First $25 million	0.65%
Over $25 million	0.60%

Invesco International Core Equity Fund

Net Assets	Annual Rate
First $500 million	0.75%
Next $500 million	0.65%
From $1 billion	0.55%
From $2 billion	0.45%

From $4 billion	0.40%
From $6 billion	0.375%
From $8 billion	0.35%

Invesco Oppenheimer Global Focus Fund*

Net Assets	Annual Rate
First $500 million	0.80%
Next $500 million	0.75%
Over $1 billion	0.72%

Invesco Oppenheimer Global Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $250 million	0.77%
Next $500 million	0.75%
Next $1 billion	0.69%
Next $1.5 billion	0.67%
Next $2.5 billion	0.65%
Next $2.5 billion	0.63%
Next $2.5 billion	0.60%
Next $4 billion	0.58%
Next $8 billion	0.56%
Over $ 23 billion	0.54%

Invesco Oppenheimer Global Opportunities Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $ 250 million	0.77%
Next $ 500 million	0.75%
Next $ 1 billion	0.69%
Next $ 1.5 billion	0.67%
Next $ 2.5 billion	0.65%
Next $ 4 billion	0.63%
Over $10 billion	0.61%

Invesco Oppenheimer International Equity Fund*

Net Assets	Annual Rate
First $500 million	0.85%
Next $500 million	0.75%
Next $1 billion	0.70%
Next $3 billion	0.67%
Over $ 5 billion	0.65%

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

Invesco Oppenheimer International Growth Fund*

Net Assets	Annual Rate
First $250 million	0.80%
Next $ 250 million	0.77%
Next $ 500 million	0.75%
Next $ 1 billion	0.69%
Next $ 3 billion	0.67%
Next $ 5 billion	0.65%
Next $ 10 billion	0.63%
Next $ 10 billion	0.61%
Over $30 billion	0.59%

Invesco Oppenheimer International Small-Mid Company Fund*

Net Assets	Annual Rate
First $500 million	1.00%
Next $ 500 million	0.95%
Next $ 4 billion	0.92%
Next $ 5 billion	0.90%
Next $ 10 billion	0.88%
Over $20 billion	0.87%

2.	In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

*	The advisory fee payable by the Fund shall be reduced by any amounts paid by such Fund under the Administrative Services Agreement between such Fund and Invesco Advisers, Inc.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

AIM INTERNATIONAL MUTUAL FUNDS (INVESCO INTERNATIONAL MUTUAL FUNDS)

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Chief Legal Officer, Senior Vice
President & Secretary

INVESCO ADVISERS, INC.

By:	/s/ Jeffrey H. Kupor
Jeffrey H. Kupor
Senior Vice President & Secretary